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                        K N ENERGY, INC.

      (Formerly Kansas-Nebraska Natural Gas Company, Inc.)

                         ---ooOoo---

                         B Y - L A W S

                  As Amended to March 9, 1999

                    Effective March 9, 1999

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                           ARTICLE I

                            OFFICES

     Section 1.  Offices.  The registered office shall be at 205
                 -------
F Street in the City of Phillipsburg, County of Phillips, State of Kansas. The Company's principal executive office shall be at 370 Van Gordon Street, Lakewood, Colorado 80228-8304 (mailing address: Post Office Box 281304, Lakewood, Colorado 80228-8304).

     Section 2.  Additional Offices.  The corporation may also
                 ------------------
have offices at such other places both within and without the State of Kansas as the Board of Directors may from time to time determine or the business of the corporation may require.



                           ARTICLE II

                    MEETING OF STOCKHOLDERS

     Section 1.  Time and Place.  The annual meeting of the
                 --------------
shareholders for the election of directors and all special

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meetings of shareholders for that or for any other purpose may be held at such time and place within or without the State of Kansas as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meeting.  The annual meeting of the
                 --------------
shareholders shall be held each year at a time to be determined by the Board of Directors, at which meeting the shareholders shall elect a Board of Directors, and transact such other business as may be properly brought before the meeting.

     Section 3.  Special Meetings.  Special meetings of the
                 ----------------
shareholders, for any purpose or purposes, unless otherwise prescribed by statute may be called by the Chairman of the Board, if any, the President or the Board of Directors, and shall be called by the President or the Secretary at the request in writing of a majority of the directors, or at the request in writing of shareholders owning at least fifty-one percent (51%) in amount of the shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4.  Notice.  Written notice of the place, date and
                 ------
hour of any annual or special meeting of shareholders shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting.

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     The notice shall state in addition, the purpose or purposes for which the meeting is called, and by, or at whose direction it is being issued.

     Section 5.  Quorum.  Except as otherwise provided by the
                 ------
Articles of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders.

     If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, but not for more than thirty (30) days, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 6.  Voting.  At any meeting of the shareholders
                 ------
every shareholder having the right to vote shall be entitled to vote in person, or by proxy. Except as otherwise provided by law or the Articles of Incorporation, each shareholder of record shall be entitled, as to each proposal, to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed as the record date for the

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determination of its shareholders entitled to vote.  All
elections of directors shall be by written ballot and shall be determined by a plurality vote, and, except as otherwise provided by law or the Articles of Incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.

     Section 7.  Proxies.  Every proxy must be executed in
                 -------
writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

     Section 8.  Consents.  Whenever by any provision of law or
                 --------
of the Articles of Incorporation, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

     Section 9.  Presiding Officer.  Meetings of the shareholders
                 -----------------
shall be presided over by the Chairman of the Board, if any, or if he is not present, by the President, or, if he is not present,

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by a Vice President or, if neither the Chairman of the Board, the
President nor a Vice President is present, by a chairman to be chosen at the meeting. The Secretary of the Company or, if he is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a secretary to be chosen at the meeting, shall act as secretary of the meeting.

     Section 10.  Notice of Shareholder Business.  At an annual
                  ------------------------------
meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by a shareholder who is a shareholder of record at the time of giving such notice, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 40 days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at

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the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Nothwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder with respect to the matters set forth in this Section.



                          ARTICLE III

                           DIRECTORS

     Section 1.  Number and Tenure.  The whole Board of Directors
                 -----------------
of the Corporation shall consist of fifteen members.  The

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directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, which were first approved at the annual meeting of shareholders in 1975; Class I shall consist of three directors whose initial term of office shall expire in 1994, Class II shall consist of four directors whose initial term of office shall expire in 1995, and Class III shall consist of three directors whose initial term of office shall expire in 1996. Each director shall hold office until his successor is duly elected and qualified or until his resignation in writing has been filed with the corporation. At each annual election, the successors of the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year, except where the Board of Directors determines that a newly elected director shall be elected by the shareholders to fill a vacancy of a directorship created subsequent to the previous annual meeting, such director shall be elected to hold office for the balance of the term of the class of directors of which he is to be a member, as determined by the Board of Directors, and until his successor is elected and qualified.

     Section 2.  Vacancies.  A vacancy on the Board of Directors
                 ---------
or a newly created directorship may be filled by a majority of the remaining directors, though less than a quorum, or by the

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sole director, by election of a new director, who at the time of his election shall be designated as a member of one of the classes of directors and shall hold office until the next election of the class of which he has become a member, unless his term of office is terminated by death, resignation, or otherwise.

     Section 3.  Resignation, Retirement; Removal.  Any director
                 --------------------------------
may resign at any time. Any director who experiences a change in his personal or business circumstances or principal employment shall immediately tender his resignation as a director of the Corporation to the Executive Committee of the Board of Directors. From and after the annual meeting of shareholders held in the year 2000, any director who is not an employee of the Corporation shall retire his position as a director at the annual meeting of the shareholders of the Corporation next occurring after such director attains the age of 72 years. The Board of Directors may by unanimous vote of other directors then in office, remove a director with or without cause. The shareholders entitled to vote for the election of directors may remove a director, with cause as provided in the Articles of Incorporation.

     Section 4.  Advisory Directors and Directors Emeritus.  The
                 -----------------------------------------
Board of Directors by a vote of a majority of the directors present and entitled to vote, at any regular or special meeting at which a quorum is present, may designate such number of persons as it may from time to time determine, as an "Advisory

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Director" or may designate a former member of the Board as a
"Director Emeritus," if such former member is willing to so serve. Each Advisory Director and each Director Emeritus shall serve, subject to the pleasure of the regular Board of Directors, until the next succeeding annual meeting of the regular Board of Directors, following the annual meeting of the stockholders, at which such regular directors are elected, unless he shall have resigned. Each Advisory Director and each Director Emeritus shall be notified of all regular or special meetings of the regular Board of Directors, shall be entitled to attend and participate therein, but shall not be entitled to vote. Each Advisory Director and each Director Emeritus shall be reimbursed for any necessary expenses of attending directors' meetings.

     Section 5.  Nomination of Director Candidates.
                 ---------------------------------
     (a)  Eligibility to Make Nominations.  Nominations of
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candidates for election as directors of the Corporation at any meeting of shareholders called for election of directors, in whole or in part (an "Election Meeting"), may be made by the Board of Directors or by any shareholder who is a shareholder of record at the time of giving notice, who shall be entitled to vote at such Election Meeting and who complies with the notice procedures set forth in this Section.

     (b)  Procedure for Nominations by Shareholders.
          -----------------------------------------
Nominations, other than those made by the Board of Directors,

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shall be made pursuant to timely notice in writing to the
Secretary. To be timely, shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 40 days prior to the date of the Election Meeting. Such shareholder's notice shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. Such notice shall also set forth as to the shareholder giving the notice (i) the name and address, as they appear on the Corpora-tion's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder.

     (c)  Meeting Procedures.  No person shall be eligible for
          ------------------
election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in

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accordance with the procedures prescribed by this Section 5, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (d)  Substitution of Nominees.  In the event that a person
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is validly designated as a nominee to the Board and shall
thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     (e)  Securities Exchange Act of 1934.  Notwithstanding the
          -------------------------------
foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder with respect to the matters set forth in this Section.


                           ARTICLE IV

               MEETINGS OF THE BOARD OF DIRECTORS

     Section 1.  Place.  The Board of Directors of the
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Corporation may hold meetings, both regular and special, either within or without the State of Kansas.

     Section 2.  Regular Meetings.  Regular meetings of the Board
                 ----------------
of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

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     Section 3.  Special Meetings.  Special meetings of the Board
                 ----------------
of Directors may be called by the Chairman of the Board, if any, or by the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of two directors.

     Section 4.  Quorum.  At all meetings of the Board of
                 ------
Directors a majority of the entire Board shall be necessary to and constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors.

     Section 5.  Consents.  Unless otherwise restricted by the
                 --------
Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee as the case may be, consent thereto in writing and such written consent is filed with

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the minutes of the Board or committee.  Such consents may be in counterpart so that each member will have signed a consent, but all members need not sign the same document.

     Section 6.  Compensation.  Directors, as such, shall not
                 ------------
receive any stated salary for their services, but, by resolution of the Board of Directors an annual fee, plus a fee and expenses for attendance at meetings may be allowed, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 7.  Presiding Officer.  Meetings of the Board of
                 -----------------
Directors shall be presided over by the Chairman of the Board, if any, or, if he is not present, by the President or, if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Company, or, if he is not present, an Assistant Secretary of the Company, or, if neither the Secretary nor an Assistant Secretary is present, a secretary to be chosen at the meeting, shall act as secretary of the meeting.



                           ARTICLE V

                    COMMITTEES OF DIRECTORS

     Section 1.  Designation.  The Board of Directors, by
                 -----------
resolution adopted by a majority of the whole Board, may designate from among its members one or more committees, each

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consisting of two or more directors, each of which, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors in the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
     The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.

     Section 2.  Tenure; Reports.  Each such committee shall
                 ---------------
serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board.



                           ARTICLE VI

                      EXECUTIVE COMMITTEE

          Section 1.  Appointment and Authority.  The Board of
                      -------------------------
Directors may by resolution or resolutions passed by a majority of the whole Board create and designate an Executive Committee consisting of the officer who is designated as Chief Executive Officer and two or more other directors of the Company who shall hold office subject to the pleasure of the Board of Directors, and the Board shall have the power at any time to remove any of the members of the Executive Committee and to appoint to the Committee other directors in lieu of the directors so removed. The Chief Executive Officer shall serve as Chairman of the

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Executive Committee.  During the intervals between the meetings of the Board of Directors the Executive Committee shall possess and may exercise the powers delegated by the Board of Directors, including the power to authorize the seal of the Company to be affixed to all papers which may require it, to authorize the payment of dividends, to authorize the issuance of stock, to serve as a nominating committee for the Board of Directors and to approve resolutions necessary for the day-to-day operations of the Company; provided, however, that the Executive Committee shall not have power to amend these By-Laws or to fill vacancies on the Board of Directors or to fill vacancies in, or to change the membership of, said Committee. The Executive Committee shall also have and may exercise all the powers of the Board of Directors except as aforesaid whenever a quorum of the Board shall fail to be present at any meeting of the Board.

     Section 2.  Report of Action Taken.  All action of the
                 ----------------------
Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board, provided that no rights of third parties shall be affected by any such revision or alteration. Regular minutes of the proceedings of the Executive Committee shall be kept in a book provided for that purpose.

     Section 3.  Quorum and Procedure.  A majority of the members
                 --------------------
of the Executive Committee shall be necessary to constitute a

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quorum, and, in every case, an affirmative vote of a majority of the members shall be necessary for the passage of any resolution. It shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of the Chairman or of any two members of the Committee. Should the Executive Committee fail to fix its own rules therefor, the provisions of these By-Laws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be.

     Section 4.  Consent.  Unless otherwise restricted by
                 -------
statute, the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Executive Committee thereof may be taken without a meeting, if a written consent thereto is signed by each member of the Executive Committee, and such written consent is filed with the minutes of proceedings of the Executive Committee. Such consents may be in counterpart so that each member will have signed a consent but all members need not sign the same document.



                          ARTICLE VII

                            NOTICES

     Section 1.  Form; Delivery.  Notices to directors and
                 --------------
shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses

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appearing on the books of the Corporation.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.
Notice to directors may also be given by telegram.

     Section 2.  Waiver.  Whenever any notice is required to be
                 ------
given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting at the beginning of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.



                          ARTICLE VIII

                            OFFICERS

     Section 1.  Executive Officers.  The executive officers of
                 ------------------
the Corporation shall be a President and one or more Vice
Presidents, a Secretary, a Treasurer and may include a Chairman of the Board.

     Section 2.  Designation; Term of Office; Removal.  All
                 ------------------------------------
officers shall be elected by the Board of Directors and shall

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hold office for such term as may be prescribed by the Board or until their successors are chosen and qualified or until their resignation is filed in the office of the Secretary, whichever first occurs. Any officer elected by the Board may be removed with or without cause at any time by the Board.

     Section 3.  Authority and Duties.  All officers, as between
                 --------------------
themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

     Section 4.  Compensation.  The compensation of all officers
                 ------------
of the Corporation shall be fixed by the Board of Directors and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

     Section 5.  Vacancies.  If an office becomes vacant for any
                 ---------
reason, the Board of Directors shall fill such vacancy. Any officer so elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless re-elected or reappointed by the Board.

     Section 6.  The Chairman of the Board.  The Chairman of the
                 -------------------------
Board of Directors, if there be a Chairman, shall preside at all meetings of the shareholders and directors and shall have such other powers and duties as may from time to time be assigned by

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the Board including designation as Chief Executive Officer if the
President is not so designated.

     Section 7.  The President.  The President shall be the Chief
                 -------------
Executive Officer of the Corporation unless the Chairman of the Board is so designated, in which event the President shall be Chief Operating Officer of the Corporation. In the absence of the Chairman of the Board, or if there be no Chairman, he shall preside at all meetings of the shareholders and directors. The Chief Executive Officer, whether the Chairman of the Board or the President, shall be ex officio a member of all standing committees, shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.

     Section 8.  Vice Presidents.  The Vice Presidents in the
                 ---------------
order of their seniority or in any other order determined by the Board, shall in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

     Section 9.  The Secretary.  The Secretary shall attend all
                 -------------
meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.

     Section 10.  Assistant Secretaries.  The Assistant
                  ---------------------
Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Secretary shall prescribe.

     Section 11.  The Treasurer.  The Treasurer shall have the
                  -------------
custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall establish and execute programs for the provision of the capital required by the Company, including negotiating the procurement of capital and maintaining the required financial arrangements. He shall establish and maintain an adequate market for the Company's securities and, in connection therewith, maintain adequate liaison with investment bankers, financial analysts and shareholders. He shall maintain adequate sources for the Company's current borrowings from commercial banks and other lending institutions.
     He shall maintain banking arrangements to receive, have custody of and disburse the Company's moneys and securities. He shall invest the Company's funds as required and establish and coordinate policies for investment in pension and other similar trusts.

     Section 12.  Assistant Treasurers.  The Assistant
                  --------------------
Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.



                           ARTICLE IX

                     CERTIFICATE OF SHARES

     Section 1.  Form; Signature.  The certificates for shares of
                 ---------------
the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent or by a registrar other than the Corporation, the signature of any such officer may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     Section 2.  Lost Certificates.  The Board of Directors may
                 -----------------
direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 3.  Registration of Transfer.  Upon surrender to the
                 ------------------------
Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4.  Registered Shareholders.  Except as otherwise
                 -----------------------
provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

     Section 5.  Record Date.  For the purpose of determining the
                 -----------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

     In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.



ARTICLE X

                       GENERAL PROVISIONS

     Section 1.  Dividends.  Subject to the provisions of the
                 ---------
Articles of Incorporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law and may be paid in cash, in property, or in shares of the Corporation.

     Section 2.  Reserves.  Before payment of any dividends,
                 --------
there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3.  Annual Statement.  The Board of Directors shall
                 ----------------
present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     Section 4.  Instruments Under Seal.  All deeds, bonds,
                 ----------------------
mortgages, contracts, and other instruments requiring a seal may be signed in the name of the Corporation by the President or by any other officer authorized to sign such instrument by the President or the Board of Directors.

     Section 5.  Checks.  All checks or demands for money and
                 ------
notes or other instrument evidencing indebtedness or obligation of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 6.  Fiscal Year.  The fiscal year of the Corporation
                 -----------
shall begin on the first day of January of each year and shall end on the thirty-first day of December following.

     Section 7.  Seal.  The corporate seal shall have inscribed
                 ----
thereon the name of the corporation and the words "Corporate Seal, Kansas 1927." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                           ARTICLE XI

                           AMENDMENTS

     Section 1. These By-Laws may be altered or repealed at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.



                         ARTICLE XII

               SPECIAL MANAGEMENT PROVISIONS

     Section 1. General.  The provisions of this Article XII of
                -------
the By-Laws have been adopted by the Board of Directors of the Corporation pursuant to that certain Agreement of Merger by and between the Corporation, KNE Acquisition Corporation, a Delaware corporation, and American Oil and Gas Corporation, a Delaware corporation dated March 24, 1994 (the "Merger Agreement"). Capitalized terms used in this Article XII not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement. The provisions of this Article XII shall be effective from and after the Effective Time notwithstanding any other provisions of these By-Laws to the contrary. In the event of a conflict between the provisions of this Article XII and other provisions of the By-Laws, the provisions of this Article XII shall control.

     Section 2.  Cabot Director.  For so long as Cabot
                 --------------
Corporation shall continue to own beneficially (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission) 10% or more of the issued and outstanding voting stock of the Corporation, Cabot Corporation shall have the right to designate one person to serve as an advisory director of the Corporation. In the event beneficial ownership of Cabot Corporation of the issued and outstanding voting stock of the Corporation falls below 10% but constitutes more than 5%, the Board of Directors shall appoint the Cabot Corporation advisory director as a full director, to serve the then remaining term of a Class II director. For so long as Cabot Corporation continues to own beneficially less than 10% but more than 5% of the issued and outstanding voting stock of the Corporation, the Board of Directors shall nominate a Cabot Corporation designee (provided that such nominee is otherwise qualified as required by these By-
Laws) for election by the Corporation's stockholders as a director. The Corporation shall at all times during which Cabot Corporation shall beneficially own in excess 10% of the issued and outstanding voting stock of the Corporation, maintain a vacancy on its Board of Directors for such Cabot designee.

     Section 3.  Vacancies in Certain Offices.  Any vacancy
                 ----------------------------
arising following the Effective Time and prior to the Corporation's Annual Meeting of Stockholders in 1996, in the offices of the Chairman of the Board, Vice-Chairman of the Board, President, Chief Executive Officer or Chief Operating Officer, or on the Management Committee or the Chairman of the Management Committee, shall be filled by the Board of Directors upon recommendation by a Special Nominating Committee of the Board of

Directors. The Board of Directors shall by majority vote establish a Special Nominating Committee in the event of a vacancy in any of the foregoing positions. The Special
Nominating Committee shall consist of four directors, two of whom shall be designated by the Board of Directors from the directors of the Corporation who served as a director prior to the Effective Time, and two of whom shall be designated by the directors designated by American Oil and Gas Corporation in the Merger Agreement.

     Section 4.  Continuation of Retirement Policy.  The
                 ---------------------------------
Corporation shall continue its present retirement policy that officers of the Corporation (including the Chairman of the Board, Vice-Chairman of the Board, President and Chief Executive Officer or Chief Operating Officer) shall be ineligible and cease to serve as an officer of the Corporation as of the first of the month coincident with or next following his or her 65th birthday.

     Section 5.  Super-Majority Vote.  For purposes of this
                 -------------------
Article XII, the term "Super-Majority Vote" shall mean the affirmative vote of at least 12 of a 14-member Board of Directors; at least 11 of a 13-member Board of Directors; at least 10 of a 12-member Board of Directors; at least 9 of an 11-member Board of Directors; or in all other cases, the affirmative vote of a number of directors equal to at least 85% of the total number of directors. A Super-Majority Vote shall be required for the following actions to be taken by the Board of Directors; (i) amendment, modification or revocation of any provision of this
Article XII; (ii) amendment, modification or revocation of the current retirement policy of the Corporation; and (iii) any increase in the number of members to serve on the Board of Directors; provided that, no Super-Majority Vote shall be required for any such action taken by the Board of Directors from and after the date of the annual stockholders meeting for 1997.
     I hereby certify that the foregoing are the By-Laws of K N Energy, Inc. as the same were adopted at the meeting of the Board of Directors on May 20, 1975, and subsequently amended at meetings of the Board of Directors on November 20, 1975, November 8, 1978, August 5, 1983, November 11, 1983, November 16, 1984, January 9, 1988, March 24, 1989, August 10, 1989,
January 20, 1991, November 10, 1993, June 24, 1994, July 13,
1994, April 11, 1996, February 10, 1998, March 9, 1999, and are
still in force and effect on this 9th day of March, 1999.



                               /s/ Martha B. Wyrsch
                              ---------------------
                              Martha B. Wyrsch
                              Secretary